For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Trust Announces Third Quarter 2022 Results

Third Quarter RevPAR Surpasses 2019, Margin Growth Accelerates

WEST PALM BEACH, Fla., November 8, 2022—Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the third quarter ended September 30, 2022.

Third Quarter 2022 Operating Results

•Portfolio Revenue Per Available Room (RevPAR) – Increased 34 percent to $150 compared to the 2021 third quarter. Average daily rate (ADR) increased 22 percent to $187, and occupancy grew 10 percent to 80 percent for the 38 comparable hotels owned as of September 30, 2022 (excludes the Woodland Hills hotel that opened in January 2022).
◦Third quarter 2022 RevPAR of $150 compares to $149 in the 2019 third quarter.
•Net Income – Swung from a $1.4 million loss in the 2021 third quarter to income of $12.4 million in the 2022 third quarter. Net income per diluted common share was $0.21 versus a net loss per diluted common share of $(0.07) for the same period last year.
•GOP Margin – Generated margins for all hotels owned during the quarter of 50.1 percent, up significantly from margins of 44.7 percent in the 2021 third quarter.
◦For the comparable hotels, GOP margins rose a very strong 160 basis points to 50.5 percent compared to 48.9 percent for the 2019 third quarter.
•Adjusted EBITDA – Experienced a massive jump to $35.1 million from $19.6 million in the 2021 third quarter.
•Adjusted FFO – Increased significantly from FFO of $10.5 million in the 2021 third quarter to adjusted FFO of $25.2 million this year, the highest quarterly FFO since the pandemic. Adjusted FFO per diluted share was $0.50, more than two times higher than 2021 FFO per share of $0.21.
•Cash Flow Before Capital Expenditures – Generated third quarter 2022 cash flow before capital expenditures of $24.6 million in the 2022 third quarter compared to $20.3 million in the 2022 second quarter and cash flow of $10.0 million in the 2021 third quarter. Cash flow/burn includes $2.2 million of principal amortization per quarter.

The following chart summarizes the consolidated financial results for the three and nine months ended September 30, 2022, and 2021, based on all properties owned during those periods ($ in millions, except margin percentages and per share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income (loss)	$12.4	$(1.4)	$12.0	$(7.4)
Diluted net income (loss) per common share	$0.21	$(0.07)	$0.12	$(0.19)
GOP Margin	50.1%	44.7%	46.9%	41.0%
Hotel EBITDA Margin	43.6%	35.2%	39.5%	28.6%
Adjusted EBITDA	$35.1	$19.6	$79.4	$33.3
AFFO	$25.2	$10.5	$49.4	$8.2
AFFO per diluted share	$0.50	$0.21	$0.98	$0.17

“Building on a great second quarter, our third quarter results were outstanding, with corporate EBITDA and adjusted FFO up 13 percent and 22 percent, respectively, over the 2022 second quarter," commented Jeffrey H. Fisher, Chatham's president and chief executive officer. "The third quarter was far and away our best quarter since 2019, and the impressive results were driven by strong RevPAR growth combined with effective cost containment via our best-in-class platform that allowed us to produce GOP margins over 50 percent, nicely above our 2019 third quarter operating margins. The stellar operating performance enabled us to more than double adjusted funds from operations (AFFO) over the 2021 third quarter and, importantly, generate positive cash flow before CAPEX of $24.6 million which is up approximately 21 percent over the 2022 second quarter."

Fisher highlighted, "Our portfolio is in excellent position to continue to benefit from the resurgence of the business traveler, and recent trends have been very encouraging on that front. We are in great financial condition with full capacity under our new credit agreement and access to $90 million of proceeds from our new term loan that we will draw down over the next six months. We have the available liquidity and flexibility to enhance shareholder value by executing acquisitions or refinancings at the right time."

Hotel RevPAR Performance

The below chart summarizes key hotel financial statistics for the 38 comparable hotels owned as of September 30, 2022, compared to the 2022 second, 2021 third and 2019 third quarter:

	Q3 2022	Q2 2022	Q3 2021	Q3 2019
Occupancy	80%	78%	73%	85%
ADR	$187	$178	$153	$176
RevPAR	$150	$138	$112	$149
% Change in RevPAR to Prior Year	34%	51%	n/a	n/a

The below chart summarizes RevPAR statistics by month for the company’s 38 comparable hotels:

	July	August	September	October
Occupancy - 2022	82%	79%	80%	78%
ADR - 2022	$191	$184	$186	$186
RevPAR - 2022	$157	$146	$148	$144
RevPAR - 2021	$121	$108	$108	$111
% Change in RevPAR	31%	35%	37%	30%

Fisher continued, "Quarterly portfolio occupancy reached 80 percent for the first time since 2019, still approximately five percent below pre-pandemic levels. However, this was more than offset by much higher ADR, coming in $11, or six percent higher than the 2019 third quarter. Relative to 2019, September RevPAR had the largest growth. Historically, September trends down from August, but once we got past Labor Day, driven by the transient business traveler, we saw weekday travel demand accelerate."

Compared to 2019, July, August and September RevPAR were down 0.1, down 2.7 and then up 6.2 percent, respectively. October RevPAR of approximately $144 is down 1.5 percent compared to 2019.

“Business travel demand continues its improvement from earlier this year, and we have seen weekday occupancies rise from approximately 60 percent in the first quarter, 75 percent in the second quarter, rising further to 79 percent in the third quarter and now over 80 percent in October. Importantly, since the week of Labor Day, Tuesday/Wednesday occupancy jumped to 87 percent, surpassing Friday/Saturday occupancy of 82 percent over that same period, marking the first time since before the pandemic where prime weekday occupancy has consistently outperformed the weekend,” Fisher emphasized.

RevPAR performance for Chatham’s six largest markets based on hotel EBITDA contribution over the last twelve months is presented below:

	Q3 2022 RevPAR	Change vs. Q3 2021	Q2 2022 RevPAR	Q3 2021 RevPAR	Q3 2019 RevPAR
38 - Hotel Portfolio	$150	34%	$138	$112	$149
Silicon Valley	$182	127%	$142	$80	$205
Coastal Northeast	$257	17%	$158	$219	$225
Los Angeles	$187	39%	$170	$135	$174
Greater New York	$166	4%	$154	$159	$153
Washington D.C.	$134	41%	$156	$95	$152
San Diego	$207	47%	$187	$141	$185

“As proven by our strong performance during the quarter, our top business travel markets are experiencing the most year-over-year growth, and the largest growth among our major markets was in Silicon Valley, by far our largest and most important market," stated Dennis Craven, Chatham's chief operating officer. "Strengthened by our robust intern program this summer, Silicon Valley RevPAR was up $102 over the third quarter last year and up $40 or 28 percent over the second quarter. Despite these attractive growth numbers, Silicon Valley RevPAR was still $23 or 11 percent below the 2019 third quarter results and ultimately will provide tremendous upside which should contribute to higher portfolio growth as international and business travel continues to recover in that market."

Craven commented further, "Our coastal northeast market remains on fire, as evidenced by our three hotels in Maine and New Hampshire where RevPAR far outpaced any other market. Additionally, our Hampton Inn Portland produced the highest RevPAR of any of our hotels during the third quarter at $343, and our Portsmouth Hilton Garden Inn produced the second highest at $238. Demand remains robust heading into the fall. Austin, Dallas and Bellevue are our other markets which comprise more than five percent of our trailing twelve-month hotel EBITDA. Combined with our top six markets, the nine markets comprise 68 percent of our trailing twelve-month hotel EBITDA and of our top nine markets, six of them had RevPAR growth over 2019."

Approximately 60 percent of Chatham’s hotel EBITDA over the last twelve months was generated from its extended-stay hotels. Chatham has the highest concentration of extended-stay rooms of any public lodging REIT at 61 percent. Third quarter 2022 occupancy, ADR and RevPAR for each of the company’s major brands, based on the 38 comparable hotels, is presented below (number of hotels in parentheses):

	Residence Inn (16)	Homewood Suites (6)	Courtyard (4)	Hilton Garden Inn (4)	Hampton Inns (3)
Occupancy - 2022	85%	80%	64%	78%	84%
ADR – 2022	$199	$145	$131	$230	$239
RevPAR – 2022	$170	$116	$84	$179	$201
RevPAR – 2021	$111	$92	$73	$155	$185
% Change in RevPAR	53%	26%	16%	15%	9%

Hotel Operations Performance

The below chart summarizes key hotel operating performance measures per month during the 2022 third quarter, compared to the 2022 second, 2021 third and 2019 third quarter. RevPAR is based on the 38 comparable hotels. All other metrics are based on the as reported consolidated financial statements. Gross operating profit is calculated as Hotel EBITDA plus property taxes, ground rent and insurance (in millions, except for RevPAR and margin percentages):

	July 2022	August 2022	Sep 2022	Q3 2022	Q2 2022	Q3 2021	Q3 2019
RevPAR	$157	$146	$148	$150	$138	$112	$149
Gross operating profit	$16.5	$13.9	$13.5	$43.9	$40.1	$28.6	$42.3
Hotel EBITDA	$14.5	$11.9	$11.8	$38.2	$34.1	$22.5	$36.6
GOP margin	54%	49%	48%	50%	49%	45%	49%
Hotel EBITDA margin	47%	42%	42%	44%	42%	35%	42%

“Driven by strong operating controls, for the first time since 2020, all hotel operating financial metrics surpassed 2019 levels, and if you look at our 38 comparable hotels, operating margins were up a meaningful 160 basis points to 50.5% on a $1 increase in RevPAR,” Craven remarked. “Our hotel EBITDA margins of 44 percent are the highest of all lodging REITs that have reported to date, evidence that our platform with Island Hospitality is best at generating the best flow-through to the bottom line, which translates to incremental cash flow, earnings power and ultimately distributable cash to our shareholders. Despite continued wage pressure that has persisted for years, we have been able to adjust our operating model and become much more efficient and this has allowed us to reduce our costs per occupied room."

Corporate Update

The below chart summarizes key financial performance measures during the third quarter, compared to the 2022 second, 2021 third and 2019 third quarter (adjusted to remove the impact of the joint ventures). Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt (approximately $2.2 million per quarter). Dividends on its preferred shares are approximately $2.0 million per quarter. Cash flow before CAPEX is calculated as Corporate EBITDA less debt service and preferred dividends. Amounts are in millions, except RevPAR.

	July 2022	August 2022	Sep 2022	Q3 2022	Q2 2022	Q3 2021	Q3 2019
RevPAR – 2022	$157	$146	$148	$150	$138	$112	$149
Hotel EBITDA	$14.5	$11.9	$11.8	$38.2	$34.1	$22.5	$36.6
Corporate EBITDA	$13.5	$10.9	$10.7	$35.1	$31.1	$19.6	$34.4
Debt Service & Preferred	$(3.5)	$(3.5)	$(3.5)	$(10.5)	$(10.8)	$(9.6)	$(8.2)
Cash flow before CAPEX	$10.0	$7.4	$7.2	$24.6	$20.3	$10.0	$26.6

Home2 Suites in California

In January 2022, Chatham opened the 170-suite Home2 Suites by Hilton Woodland Hills Warner Center. The hotel is the only premium-branded, extended-stay room product within an 11-mile radius and will appeal to any traveler coming to the area for business, leisure or both.

After opening in January, the hotel has ramped up quickly with third quarter occupancy of 86 percent, ADR of $189 and RevPAR of $162, up 20 percent over second quarter RevPAR of $135. Third quarter RevPAR of $162 would rank 15th of Chatham’s hotels.

Destin Acquisition

During the first quarter in an off-market transaction, Chatham acquired the beachside, 111-room Hilton Garden Inn Destin Miramar Beach, Fla., for $30 million or approximately $279,000 per room. Recently opened in 2020, the hotel is within walking distance of the pristine white sands of the Gulf of Mexico. During the third quarter, the hotel achieved RevPAR of $196, up 17 percent from second quarter RevPAR of $167. Third quarter RevPAR of $196 would rank 6th in the portfolio during the quarter.

Hotel Investments

During the 2022 third quarter, the company incurred capital expenditures of $3.0 million ($4.1 million in the first quarter and $5.3 million in the second quarter), excluding any spending related to the Warner Center development. Chatham’s 2022 capital expenditure budget is approximately $19 million after the sale of the four hotels, which includes renovations at five hotels and excludes any spending related to the Warner Center development.

Chatham will commence renovations on three hotels in the fourth quarter, including the Residence Inns in Holtsville and White Plains, New York, and the Residence Inn Washington D.C.

Capital Markets & Capital Structure

As of September 30, 2022, the company had net debt of $452.6 million (total consolidated debt less unrestricted cash), down from $525.7 million at year-end. Total debt outstanding as of September 30, 2022, was $472.6 million at an average interest rate of 5.0 percent, comprised of $433.2 million of fixed-rate mortgage debt at an average interest rate of 4.6 percent, $0 outstanding on the company’s $250 million senior unsecured revolving credit facility, which carries a 3.4 percent interest rate, and $39.3 million outstanding on the Warner Center construction loan, which carries an 8.6 percent interest rate.

Based on the ratio of the company’s net debt to hotel investments at cost, Chatham’s leverage ratio was approximately 27.2 percent on September 30, 2022. The weighted average maturity date for Chatham’s fixed-rate debt is April 2024. Chatham has $34.3 million maturing in the 2023 first quarter, $16.3 million maturing in the 2023 second quarter, $20.1 million maturing in the 2023 third quarter, and $41.4 million maturing in the 2023 fourth quarter. Chatham also can repay the Warner Center construction loan during the 2023 first quarter without incurring any prepayment costs.

“We exited our credit facility covenant waiver period this quarter and are at our lowest leverage levels in the last decade. Our balance sheet is in fantastic shape and we have very manageable maturities aggregating $112 million in 2023. We have full borrowing capacity under our credit facility and have encumbrances on only 15 of our 39 hotels, which provides us flexibility to appropriately address our maturities and capacity to acquire assets at the right time,” stated Jeremy Wegner, Chatham’s chief financial officer.

Subsequent to the end of the third quarter, Chatham closed on a new $215 million revolving credit facility as well as a $90 million delayed-draw term loan, which allows Chatham to draw down over the first six months of the loan. Including extension options, both facilities mature in October 2027. At Chatham’s current leverage level, the borrowing cost under the credit facility is SOFR plus 1.65 percent, and the borrowing cost under the term loan is SOFR plus 1.60 percent. There are currently no outstanding borrowings on the unsecured credit facility or term loan.

"We greatly appreciate the support of our bank group during a tumultuous time in the credit markets and given that we now have access to $305 million of borrowing capacity versus $250 million prior to these new agreements is indicative of our excellent financial condition. In the future, we can increase capacity by up to $145 million through an accordion feature," Wegner iterated.

Dividend

The Board of Trustees will regularly evaluate its common dividend moving forward on a quarterly basis.

During the quarter, the Board of Trustees declared a preferred share dividend of $0.41406 per share, payable on October 17, 2022, to shareholders of record as of September 30, 2022.

2022 Guidance

Due to uncertainty surrounding the hotel industry, the company is not providing guidance at this time.

Earnings Call

The company will hold its third quarter 2022 conference call later today at 10:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, www.chathamlodgingtrust.com, or may participate in the conference call by dialing 1-844-826-3035 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until 11:59 p.m. ET on Tuesday, November 15, 2022, by dialing 1-844-512-2921, reference number 10172160. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns 39 hotels totaling 5,914 rooms/suites in 16 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (5) EBITDAre (6) Adjusted EBITDA and (7) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by Nareit and Adjusted FFO

The company calculates FFO in accordance with standards established by the Nareit, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the Nareit definition.

The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in Nareit’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base

(primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company calculates EBITDAre in accordance with Nareit guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;
•Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;
•Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP. The company’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include those with regard to the potential future impact of the COVID-19 pandemic, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that we think could cause our actual results to differ materially from expected results are summarized below.

One of the most significant factors, however, is the ongoing impact of the current outbreak of the COVID-19 pandemic on the United States, regional and global economies, the broader financial markets, our customers and employees, governmental responses thereto and the operation changes we have and may implement in response thereto. The current outbreak of the COVID-19 pandemic has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In particular, it is difficult to fully assess the impact of the COVID-19 pandemic at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments' efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity.

Other risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a

Second-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC; inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as updated by the Company's subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 30, 2022	December 31, 2021
	(unaudited)
Assets:
Investment in hotel properties, net	$1,275,723	$1,282,870
Investment in hotel properties under development	—	67,554
Cash and cash equivalents	19,915	19,188
Restricted cash	14,283	10,681
Right of use asset, net	19,472	19,985
Hotel receivables (net of allowance for doubtful accounts of $280 and $382, respectively)	15,227	3,003
Deferred costs, net	3,709	4,627
Prepaid expenses and other assets	6,379	2,791
Total assets	$1,354,708	$1,410,699
Liabilities and Equity:
Mortgage debt, net	$432,787	$439,282
Revolving credit facility	—	70,000
Construction loan	39,331	35,007
Accounts payable and accrued expenses	34,289	27,718
Lease liability, net	22,262	22,696
Distributions payable	1,656	1,803
Total liabilities	530,325	596,506
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; 4,800,000 and 4,800,000 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	48	48
Common shares, $0.01 par value, 500,000,000 shares authorized; 48,807,154 and 48,768,890 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	488	487
Additional paid-in capital	1,047,002	1,048,070
Accumulated deficit	(245,231)	(251,103)
Total shareholders’ equity	802,307	797,502
Noncontrolling interests:
Noncontrolling interest in Operating Partnership	22,076	16,691
Total equity	824,383	814,193
Total liabilities and equity	$1,354,708	$1,410,699

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue:
Room	$81,970	$59,305	$207,896	$135,210
Food and beverage	1,816	1,025	5,199	2,145
Other	3,786	3,679	10,439	7,898
Reimbursable costs from unconsolidated entities	313	286	997	1,400
Total revenue	87,885	64,295	224,531	146,653
Expenses:
Hotel operating expenses:
Room	14,892	11,884	40,966	28,537
Food and beverage	1,435	717	3,911	1,493
Telephone	346	366	1,106	1,114
Other hotel operating	883	743	2,494	1,652
General and administrative	6,880	6,082	19,035	14,950
Franchise and marketing fees	7,107	5,294	18,073	11,983
Advertising and promotions	1,499	1,078	3,918	2,670
Utilities	3,419	3,059	9,091	7,698
Repairs and maintenance	3,600	3,253	10,392	8,433
Management fees	2,987	2,185	7,631	5,141
Insurance	638	716	2,095	2,072
Total hotel operating expenses	43,686	35,377	118,712	85,743
Depreciation and amortization	14,658	13,668	44,971	40,355
Property taxes, ground rent and insurance	5,669	6,114	16,559	17,947
General and administrative	4,592	4,147	12,998	11,993
Other charges	304	256	704	633
Reimbursable costs from unconsolidated entities	313	286	997	1,400
Total operating expenses	69,222	59,848	194,941	158,071
Operating income (loss) before gain (loss) on sale of hotel properties	18,663	4,447	29,590	(11,418)
Gain (loss) on sale of hotel properties	109	(7)	2,129	(21)
Operating income (loss)	18,772	4,440	31,719	(11,439)
Interest and other income	8	—	10	103
Interest expense, including amortization of deferred fees	(6,404)	(5,823)	(19,729)	(18,649)
Loss from unconsolidated real estate entities	—	—	—	(1,231)
Gain on sale of investment in unconsolidated real estate entities	—	—	—	23,817
Income (loss) before income tax expense	12,376	(1,383)	12,000	(7,399)
Income tax expense	—	—	—	—
Net income (loss)	12,376	(1,383)	12,000	(7,399)
Net (income) loss attributable to noncontrolling interests	(248)	64	(166)	178
Net income (loss) attributable to Chatham Lodging Trust	12,128	(1,319)	11,834	(7,221)
Preferred dividends	(1,987)	(1,988)	(5,962)	(1,988)
Net income (loss) attributable to common shareholders	$10,141	$(3,307)	$5,872	$(9,209)
Income (loss) per common share - basic:
Net income (loss) attributable to common shareholders	$0.21	$(0.07)	$0.12	$(0.19)
Income (loss) per common share - diluted:
Net income (loss) attributable to common shareholders	$0.21	$(0.07)	$0.12	$(0.19)
Weighted average number of common shares outstanding:
Basic	48,798,528	48,755,561	48,793,839	48,211,612
Diluted	49,072,895	48,755,561	49,023,835	48,211,612
Distributions declared per common share:	$—	$—	$—	$—

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Funds From Operations (“FFO”):
Net income (loss)	$12,376	$(1,383)	$12,000	$(7,399)
Preferred dividends	(1,987)	(1,988)	(5,962)	(1,988)
Net income (loss) attributable to common shares and common units	10,389	(3,371)	6,038	(9,387)
(Gain) loss on sale of hotel properties	(109)	7	(2,129)	21
Gain on sale of investment in unconsolidated real estate entities	—	—	—	(23,817)
Depreciation	14,604	13,605	44,797	40,172
Adjustments for unconsolidated real estate entity items	—	—	—	568
FFO attributable to common share and unit holders	24,884	10,241	48,706	7,557
Other charges	304	256	704	633
Adjustments for unconsolidated real estate entity items	—	—	—	46
Adjusted FFO attributable to common share and unit holders	$25,188	$10,497	$49,410	$8,236
Weighted average number of common shares and units
Basic	50,013,287	49,731,663	49,957,020	49,129,734
Diluted	50,287,654	49,941,959	50,187,016	49,311,113

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income (loss)	$12,376	$(1,383)	$12,000	$(7,399)
Interest expense	6,404	5,823	19,729	18,649
Depreciation and amortization	14,658	13,668	44,971	40,355
Adjustments for unconsolidated real estate entity items	—	—	—	1,184
EBITDA	33,438	18,108	76,700	52,789
(Gain) loss on sale of hotel properties	(109)	7	(2,129)	21
Gain on sale of investment in unconsolidated real estate entities	—	—	—	(23,817)
EBITDAre	33,329	18,115	74,571	28,993
Other charges	304	256	704	633
Adjustments for unconsolidated real estate entity items	—	—	—	46
Share based compensation	1,419	1,235	4,132	3,585
Adjusted EBITDA	$35,052	$19,606	$79,407	$33,257

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended		For the nine months ended
		September 30,		September 30,
		2022	2021	2022	2021

Net income (loss)		$12,376	$(1,383)	$12,000	$(7,399)
Add:	Interest expense	6,404	5,823	19,729	18,649
	Depreciation and amortization	14,658	13,668	44,971	40,355
	Corporate general and administrative	4,592	4,147	12,998	11,993
	Other charges	304	256	704	633
	Loss from unconsolidated real estate entities	—	—	—	1,231
	Loss on sale of hotel property	—	7	—	21
Less:	Interest and other income	(8)	—	(10)	(103)
	Gain on sale of hotel properties	(109)	—	(2,129)	—
	Gain on sale of investment in unconsolidated real estate entities	—	—	—	(23,817)
	Adjusted Hotel EBITDA	$38,217	$22,518	$88,263	$41,563